Exhibit 1.1

EVOAIR HOLDINGS INC.

UNDERWRITING AGREEMENT

[   ], 2025

Network 1 Financial Securities, Inc.

2 Bridge Avenue, Suite 241

Red Bank, NJ 07701

Ladies and Gentlemen:

The undersigned, EvoAir Holdings Inc, a Nevada corporation (the “Company”), hereby confirms its agreement (this “Agreement”) with Network 1 Financial Securities, Inc. (the “Underwriter”) to issue and sell to the Underwriter an aggregate of [●] Common Stock, par value $0.001 of the Company (the “Common Stock”). The offering and sale of Securities (as defined below) contemplated by this Agreement is referred to herein as the “Offering.” All references to dollar ($) in this Agreement shall mean the U.S. dollar.

1. Firm Shares; Additional Shares.

(a) Purchase of Firm Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter an aggregate of [●] Common Stock (the “Firm Shares”) at a purchase price (net of underwriting discounts) of $[●] per Common Stock. The Underwriter agrees to purchase from the Company the Firm Shares set forth opposite its name on Schedule A attached hereto and made a part hereof.

(b) Delivery of and Payment for Firm Shares. Delivery of and payment for the Firm Shares shall be made at 10:00 A.M., Eastern time, on the second (2nd) Business Day following the date of this Agreement, or at such time as shall be agreed upon by the Underwriter and the Company, at the offices of Lewis Brisbois Bisgaard & Smith LLP (the “Underwriter’s Counsel”) or at such other place as shall be agreed upon by the Underwriter and the Company. The hour and date of delivery of and payment for the Firm Shares shall be the “Firm Closing Date.” The closing of the payment of the purchase price for, and delivery of the Firm Shares through the full fast transfer facilities of the Depository Trust Company (the “DTC”) for the account of the Underwriter, is referred to herein as the “Firm Closing.” Payment for the Firm Shares shall be made on the Firm Closing Date by wire transfer in federal (same day) funds upon delivery to the Underwriter of the Firm Shares through the full fast transfer facilities of the DTC for the account of the Underwriter. The Firm Shares shall be registered in such names and in such denominations as the Underwriter may request in writing at least two (2) Business Days prior to the Firm Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Underwriter for all the Firm Shares. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York, New York.

(c) Additional Shares. The Company hereby grants to the Underwriter an option (the “Over-allotment Option”) to purchase up to an additional [●] Common Stock (the “Additional Shares”), representing fifteen percent (15%) of the Firm Shares, in each case only for the purpose of covering over-allotments of such securities, if any.

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(d) Exercise of Over-allotment Option. The Over-allotment Option granted pursuant to Section 1(c) hereof may be exercised in whole or in part at any time within forty-five (45) days after the Firm Closing Date. The purchase price to be paid per Additional Share shall be equal to the price per Firm Share in Section 1(a). The Underwriter shall not be under any obligation to purchase any Additional Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised upon written notice given at least two (2) full Business Days prior to the exercise to the Company from the Underwriter setting forth the aggregate number of Additional Shares to be purchased by the Underwriter and the date and time for delivery of and payment for the Additional Shares (the “Option Closing Date”), which Option Closing Date shall not be later than five (5) full Business Days after the date of such written notice to purchase Additional Shares is given or such other time as shall be agreed upon by the Company and the Underwriter, at the offices of Underwriter’s Counsel or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Underwriter. If such delivery and payment for the Additional Shares does not occur on such Option Closing Date, the Option Closing Date will be as set forth in the written notice. Upon exercise of the Over-allotment Option with respect to all or any portion of the Additional Shares, subject to the terms and conditions set forth herein, (i) the Company shall become obligated to sell to the Underwriter the number of Additional Shares specified in such notice and (ii) the Underwriter shall purchase from the Company that portion of the total number of Additional Shares then being purchased with the number of Firm Shares set forth in Schedule A opposite the name of such Underwriter, subject, in each case, to such adjustment as the Underwriter, in its sole discretion, shall determine.

(e) Delivery of and Payment for Additional Shares. Payment for the Additional Shares shall be made on the Option Closing Date by wire transfer in federal (same day) funds, upon delivery to the Underwriter of the Additional Shares through the facilities of DTC for the account of the Underwriter (“Option Closing”). The Additional Shares shall be registered in such name or names and in such authorized denominations as the Underwriter may request in writing at least two (2) full Business Days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Additional Shares except upon tender of payment by the Underwriter for the applicable Additional Shares. The Option Closing Date may be simultaneous with, but not earlier than, the Firm Closing Date. The term “Closing Date” shall refer to the Firm Closing Date and/or each applicable Option Closing Date, if any. The term “Closing” shall refer to the Firm Closing and/or each applicable Option Closing, if any.

(f) Underwriter Warrants. The Company hereby agrees to issue to the Underwriter (and/or its respective designees) on the applicable Closing Date, warrants to purchase an aggregate of 5.65% of the total number of shares of Common Stock being sold in the Offering (including the overallotment). ) (the “Underwriter Warrant”). The Common Stock issuable upon exercise of the Underwriter Warrant shall mean “Warrant Shares” and together with the Underwriter Warrant, the “Underwriter Securities”.

The Firm Shares and the Additional Shares are referred to collectively as the “Securities.”

2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriter as of the Applicable Time (as defined below) and as of each Closing Date, as follows:

(a) Filing of Registration Statement Pursuant to the Act.

(i) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement and an amendment or amendments thereto, on Form S-1 (File No. 333-275773), including any related prospectus or prospectuses, for the registration of the Securities under the Securities Act of 1933, as amended (the “Act”), which registration statement and amendment or amendments have been prepared by the Company and conform with the requirements of the Act and the rules and regulations of the Commission under the Act (the “Regulations”). Except as the context may otherwise require, such registration statement on file with the Commission at the time the registration statement becomes effective (including amendments, prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the Effective Date (as defined below) pursuant to paragraph (b) of Rule 430A of the Regulations), is referred to herein as the “Registration Statement.” For the purpose of this Agreement, the “Effective Date” means the effective date of the Registration Statement.

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(ii) The final prospectus in the form first furnished to the Underwriter for use in the Offering, is hereinafter called the “Prospectus.”

(iii) The Registration Statement has been declared effective by the Commission on or prior to the date hereof. “Applicable Time” means 9:00 a.m. EDT, on [●] or such other time as agreed to by the Company and the Underwriter.

(b) Registration under the Exchange Act. The Common Stock are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration except as described in the Registration Statement and Prospectus.

(c) Listing on Nasdaq. The Securities are or will be approved for listing on the Nasdaq Capital Market (“Nasdaq”) by the Firm Closing Date, subject to official notice of issuance, and the Company has taken no action designed to, or likely to have the effect of, terminating the listing of the Securities on Nasdaq nor has the Company received any notification that Nasdaq is contemplating revoking or withdrawing approval for listing of the Securities. When issued, the Securities will be listed on Nasdaq. The Company has taken all actions it deems reasonably necessary or advisable to take on or prior to the date of this Agreement to assure that it will be in compliance with all applicable corporate governance requirements set forth in the rules of Nasdaq that are then in effect and will take all action it deems reasonably necessary or advisable to assure that it will be in compliance with other applicable corporate governance requirements set forth in Nasdaq rules not currently in effect upon and all times after the effectiveness of such requirements.

(d) No Stop Orders. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of any preliminary prospectus (“Preliminary Prospectus”), the Prospectus or the Registration Statement or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

(e) Disclosures in Registration Statement.

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(i) The Registration Statement and any post-effective amendment thereto, at the time it became effective, complied with the requirements of the Act and the Regulations.

(ii) The Registration Statement, when it became effective, and any amendment or supplement thereto, did not contain and, at each Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Prospectus when filed with the Commission did not, does not contain and, at each Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The statements set forth in the Registration Statement and the Prospectus are accurate, complete and fair. The representation and warranty made in this Section 2(e)(ii) does not apply to statements made or statements omitted in reliance upon and in conformity with written information with respect to the Underwriter furnished to the Company by the Underwriter expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of the Underwriter consists solely of the disclosure contained in the “Underwriting” section of the Prospectus (collectively, the “Underwriter’s Information”).

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(iii) The General Disclosure Package (as defined below), the Marketing Materials (as defined below), the Prospectus and the Registration Statement (collectively, the “Disclosure Materials”), did not, do not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The term “General Disclosure Package” means, collectively, the Issuer Free Writing Prospectus(es) (as defined below) issued at or prior to the date hereof, the most recent preliminary prospectus related to this Offering, and the information included on Schedule A hereto. The Company has not distributed any prospectus or other offering material in connection with the offering and sale of the Securities other than the roadshow or investor presentations delivered to and approved by the Underwriter for use in connection with the marketing of the offering of the Securities (the “Marketing Materials”).

(f) Changes After Dates in Registration Statement.

(i) No Material Adverse Effect. Since the end of the period covered by the latest audited financial statements included in the Registration Statement and the Prospectus, and except as otherwise specifically stated therein: (1) there have been no events that have occurred that would have a Material Adverse Effect (as defined below), and (2) there have been no material transactions entered into by the Company or any of its subsidiaries (each, a “Subsidiary,” and together, the “Subsidiaries”), which are not in the ordinary course of business, other than as contemplated pursuant to this Agreement. The term “Material Adverse Effect” means any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (A) the business, assets, properties, general affairs, management, financial position, shareholders’ equity, results of operations, or prospects or condition (financial or otherwise) of the Company or the Subsidiaries, or (B) the ability of the Company to perform its obligations under this Agreement on a timely basis, including the issuance and sale of the Securities and the Underwriter Securities, or to consummate the transactions contemplated under this Agreement.

(g) Recent Securities Transactions. Since the end of the period covered by the latest audited financial statements included in the Registration Statement and the Prospectus, and except as disclosed in the Registration Statement and the Prospectus, (i) neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (ii) neither the Company nor any of its Subsidiaries has declared or paid any dividends or made any distribution of any kind with respect to its share capital, (iii) there has not been any change in the share capital of the Company or any of its Subsidiaries or any grants under any stock compensation plan and (iv) there has not been any Material Adverse Effect in the Company’s or any of its Subsidiaries’ long-term or short-term debt.

(h) Independent Accountants. Audit Alliance LLP, whose report is filed with the Commission as part of the Registration Statement, are independent registered public accountants as required by the Act and the Regulations.

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(i) Financial Statements. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement and the Prospectus, comply with the applicable requirements of the Act and present fairly the financial position and the results of operations of the Company and its Subsidiaries at the dates and for the periods to which they apply, and such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved, and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The Registration Statement and the Prospectus disclose all off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company and its Subsidiaries, and their respective affiliates with entities or other individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (“Person”), that may have a material current or future effect on the Company and its Subsidiaries’ financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(j) Authorized Capital; Options. The Company has duly authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus. Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted capitalization set forth therein. Except as set forth in, or contemplated by, this Agreement, the Registration Statement and the Prospectus, on the Effective Date and each Closing Date, there will be no options, warrants, or any other rights to purchase or otherwise acquire any share capital of the Company or its Subsidiaries, any security convertible into share capital of the Company or its Subsidiaries, or any contracts or commitments to issue or sell share capital or any such options, warrants, rights or convertible securities.

(k) MD&A. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registration Statement and the Prospectus accurately and fully describes (i) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”), (ii) judgments and uncertainties affecting the application of the Critical Accounting Policies, (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof, (iv) all material trends, demands, commitments and events known to the Company or its Subsidiaries, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur, and (v) all off-balance sheet commitments and arrangements of the Company and its Subsidiaries. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies as described in the Registration Statement and the Prospectus and have consulted with its independent accountants with regards to such disclosure.

(l) Contracts and Agreements Disclosure. The agreements and documents described in the Registration Statement and the Prospectus conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Act and the rules and regulations thereunder to be described in the Registration Statement and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company and any Subsidiary is a party to or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement and the Prospectus, or (ii) is material to the businesses of the Company and its Subsidiaries, has been duly authorized and validly executed by the Company or its Subsidiaries, is in full force and effect and is enforceable against the Company or its Subsidiaries and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (A)  as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (B)  as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (C)  that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. Except as disclosed in the Registration Statement and the Prospectus, none of such agreements or instruments has been assigned by the Company or its Subsidiaries. None of the Company, its Subsidiaries or any other party is in default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the best of the Company’s knowledge, performance by the Company or its Subsidiaries of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or its Subsidiaries or any of their respective assets or businesses, including, without limitation, those relating to environmental laws and regulations.

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(m) Valid Issuance of Securities.

(i) Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable, and were issued in compliance with the securities laws. The holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders. None of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.

(ii) Issuance of Securities. The Securities and the Underwriter Securities have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable. The Securities and the Underwriter Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. All corporate action required to be taken for the authorization, issuance and sale of the Securities and the Underwriter Securities has been duly and validly taken. The Securities conform to all statements with respect thereto contained in the Registration Statement and the Prospectus. Upon the sale and delivery of the Securities and payment therefor, persons in whose names the Securities are registered will be entitled to the rights for such Securities, and will acquire good, marketable and valid title to such Securities, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind.

(n) Registration Rights of Third Parties. No holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement filed or to be filed by the Company.

(o) Corporate Power; Licenses; Consents.

(i) Charter Documents. The Articles of Incorporation, as amended, and bylaws of the Company comply with the requirements of applicable Nevada law and are in full force and effect (“Company Charter”). The certificate or articles of incorporation, bylaws, memorandum of associations or other organizational or charter documents of the Subsidiaries comply with the requirements of the applicable laws in which such Subsidiary was incorporated or organized (as the same may be amended from time to time, together with the Company Charter, collectively, referred to the “Charter Documents”), and such Charter Documents are in full force and effect.

(ii) Organization and Good Standing. Each of the Company and its Subsidiaries is (1) duly incorporated and organized, validly existing, duly qualified to do business and in good standing under the laws of the place of its organization or incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement and the Prospectus, and (2) duly qualified to do business and in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business, except where the failure to be so qualified would not have a Material Adverse Effect.

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(iii) Subsidiaries. Exhibit 21.1 of the Registration Statement lists each Subsidiary of the Company and sets forth the ownership of all of the Subsidiaries. The Company’s ownership and control of each Subsidiary and each Subsidiary’s ownership and control of other Subsidiaries, is as described in the Registration Statement and the Prospectus; and such equity interests are free and clear of all liens, encumbrances, equities or claims. The Company does not own or control, directly or indirectly, any corporation, association or entity, or otherwise hold any equity interests in any other corporation, association or entity. All of the securities of the Subsidiaries were issued in compliance with the applicable securities laws governing such issuance. Each of the Company and its Subsidiaries has full corporate and legal power and authority to own or lease, and to operate its properties and conduct its business as described in the Registration Statement and Prospectus.

(iv) Validity and Binding Effect. This Agreement and the Underwriter Warrant have been duly and validly authorized by the Company, and, when executed and delivered, will constitute, the valid and binding agreement of the Company, enforceable against the Company in accordance with their respective terms, except: (1) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (2) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws, and (3) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

(v) Consent and Authorization. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, approval, registration, qualification, authorization or order of, and no filing with, any court, government agency or other body, domestic or foreign, is required for the valid issuance, sale and delivery of the Securities and the Underwriter Securities and the consummation by the Company of the transactions and agreements contemplated by this Agreement and/or as contemplated by the Prospectus, except with respect to applicable federal and state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and Nasdaq.

(vi) No Conflict. The execution, delivery, and performance by the Company of this Agreement and the Underwriter Warrant, the consummation by the Company of the transactions herein and therein contemplated, and the performance by the Company with the terms hereof do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (1) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiaries pursuant to the terms of any agreement or instrument to which the Company or any of its Subsidiaries is a party, (2) the Charter Documents of the Company or any of the Subsidiaries, or (3) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties or business.

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(vii) Conduct of Business. Each of the Company and its Subsidiaries (1) has all the requisite corporate power and authority to own or lease, and to operate its properties and conduct its business as described in the Registration Statement and the Prospectus, (2) has all the necessary consents, registrations, declarations, authorizations, approvals, orders, licenses, certificates, permits, clearances and qualifications of and from all governmental regulatory officials, bodies or agency having jurisdiction over the Company or any of its Subsidiaries, their respective business, or any of their properties required for the ownership or lease of property by them that they need to conduct their business as described in the Registration Statement and the Prospectus (the “Authorizations”), (3) has made all necessary reports to and filings with, the appropriate national, local or foreign regulatory authorities having jurisdiction over the Company and the Subsidiaries and their respective assets and properties, for the Company and the Subsidiaries to conduct their respective businesses, (4) is in compliance with the terms and conditions of all such Authorizations, and such Authorizations are valid and in full force and effect and contain no materially burdensome restrictions or conditions. Neither the Company nor any of its Subsidiaries has (A) received any notice of proceedings relating to the revocation or modification of any such Authorizations, and (B) has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course.

(viii) Properties and Assets. The Company and each Subsidiary has legal and valid title to all of its properties and assets, free and clear of all liens, charges, encumbrances, equities, claims, options and restrictions. Each lease agreement to which it is a party is duly executed and legally binding. Such leasehold interests are set forth in and governed by the terms of any lease agreements, and, such agreements are valid, binding and enforceable in accordance with their respective terms under the applicable governing law, except where the invalidity of such lease agreements would not reasonably be expected to have a Material Adverse Effect on the Company or its Subsidiaries, and none of the Subsidiaries owns, operates, manages or has any other right or interest in any other material real property of any kind.

(p) Other Transactions. Neither the Company nor any of its Subsidiaries is a party to any effective memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses.

(q) Contracts. Neither the Company nor any of its Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement and the Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries, or to the best knowledge of the Company, any other party to any such contract or agreement.

(r) No Defaults; Violations. No default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other material agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is in violation of any term or provision of their respective Charter Documents, or in violation in any respect of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties or businesses.

(s) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable national, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).

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(t) D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers named in the section “Management” in the Prospectus immediately prior to the Offering and provided to the Underwriter is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by each director and officer to become inaccurate and incorrect.

(u) Litigation; Governmental Proceedings. Except as disclosed in the Registration Statement and the Prospectus, there is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or any of its Subsidiaries or, to the Company’s knowledge, any executive officer or director that has not been disclosed in the Registration Statement and the Prospectus or in connection with the Company’s listing application for the listing of the Securities on Nasdaq.

(v) Insurance. The Company and its Subsidiaries have insurance in such amounts and covering such risks which the Company believes are reasonably adequate and as is customary for companies engaged in similar businesses in similar industries. Neither the Company nor any of its Subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary or appropriate to continue its business as now conducted and at a similar cost.

(w) Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

(x) Transactions Affecting Disclosure to FINRA.

(i) Finder’s Fees. There are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any director, officer, beneficial owner of more than five percent (5%) of the Company’s outstanding Common Stock, and their respective affiliates (“Insiders”) with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the best of the Company’s knowledge, any of its shareholders that may affect the Underwriter’s compensation, as determined by FINRA.

(ii) Payments Within Twelve (12) Months. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (1) any Person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company Persons who raised or provided capital to the Company, (2) to any FINRA member, or (3) to any Person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the Effective Date, other than the prior payment of [$105,000] to the Underwriter, as provided hereunder in connection with the Offering.

(iii) FINRA Affiliation. To the Company’s knowledge, no Insider has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA).

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(iv) Information. All information provided by the Company in its FINRA Questionnaire to Underwriter’s Counsel specifically for use by Underwriter’s Counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete.

(y) Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Underwriter or to the Underwriter’s Counsel shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

(z) Disclosure Controls. Except as disclosed in the Registration Statement and the Prospectus, the Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 under the Exchange Act and regulations applicable to it, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

(aa) Accounting Controls. Except as disclosed in the Registration Statement and the Prospectus, the Company maintains systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act and regulations applicable to it) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or Persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement and the Prospectus, the Company is not aware of any material weaknesses in its internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (1) all significant deficiencies and material weaknesses, if any, in the design or operation of internal controls over financial reporting which are known to the Company’s management and that have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (2) any fraud, if any, known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(bb) Related Party Transactions. Except as disclosed in the Registration Statement and the Prospectus, there are no relationships, material transactions (direct or indirect) or related party transactions involving either the Company or any of its Subsidiaries on one hand and any other Person on the other hand, required to be described therein that have not been described as required. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any Person or Persons controlling, controlled by, or under common control with the Company, except as disclosed in the Registration Statement and the Prospectus.

(cc) Board of Directors. The Board of Directors of the Company is comprised of the persons set forth under the section of the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of Nasdaq. At least one (1) member of the Board of Directors of the Company qualifies as an “audit committee financial expert,” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of Nasdaq. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent,” as such term is defined under the rules of Nasdaq.

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(dd) Sarbanes-Oxley Compliance. Except as described in the Registration Statement, and the Prospectus, the Company is, or will be on the Effective Date, in compliance with the provisions of the Sarbanes-Oxley Act of 2002 applicable to it and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all the provisions of the Sarbanes-Oxley Act of 2002.

(ee) No Investment Company Status. The Company is not and, after giving effect to the Offering and sale of the Securities and the application of the net proceeds thereof as described in the Registration Statement and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(ff) No Material Labor Disputes. No labor dispute with the employees or third-party contractors of the Company or any of its Subsidiaries exists or, to the best of the Company’s knowledge, is imminent, and the Company or any of its Subsidiaries is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, service providers or business partners of the Company and its Subsidiaries that could result in a Material Adverse Effect. The Company and its Subsidiaries are and have been at all times in compliance with applicable labor laws and regulations, and no governmental investigation or proceedings with respect to labor law compliance exists, or, to the best knowledge of the Company, is imminent.

(gg) Intellectual Property. Except as described in the Registration Statement and the Prospectus, the Company and each of its Subsidiaries has, can acquire, owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, know-hows, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the Registration Statement and the Prospectus. To the Company’s knowledge, no action or use by the Company or any of its Subsidiaries will involve or give rise to any infringement of, or material license or similar fees for, any Intellectual Property of others. Neither the Company nor any of its Subsidiaries has received any notice or correspondence of (i) infringement or misappropriation of, or conflict with, any Intellectual Property of a third party, (ii) asserted rights of others with respect to any Intellectual Property of the Company or Subsidiaries, or (iii) assertions that any Intellectual Property of the Company or its Subsidiaries is invalid or otherwise inadequate to protect the interest of the Company or its Subsidiaries, that in each case (if the subject of any unfavorable decision, ruling or finding). To the Company’s knowledge, there are no third parties who have been able to establish any material rights to any Intellectual Property, except for the retained rights of the owners or licensors of any Intellectual Property that is licensed to the Company or its Subsidiaries. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (1) challenging the validity, enforceability or scope of any Intellectual Property of the Company or its Subsidiaries, (2) challenging the rights of the Company or its Subsidiaries in or to any Intellectual Property or (3) that the Company or its Subsidiaries materially infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property or other proprietary rights of others.

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(hh) Taxes. Each of the Company and its Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities by the law of the jurisdictions where the Company and its Subsidiaries are incorporated or engage in business, or otherwise required to pay taxes and file returns, and all such returns are correct, and are not the subject of any dispute with the relevant revenue or other appropriate authorities except as may be being contested in good faith and by appropriate proceedings. None of the Company or any of its Subsidiaries has received notice of any tax deficiency with respect to the Company or any of its Subsidiaries. Each of the Company and its Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such Subsidiary. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, for all periods to and including the dates of such consolidated financial statements. To the knowledge of the Company, (i) no material issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries. The term “taxes” mean all federal, state, local, domestic, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed with relevant taxing authorities in respect to taxes.

(ii) Data. All statistical, industry-related and market-related data included in or incorporated by reference in the Disclosure Materials are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived. The Company has obtained the written consent to the use of such data from such sources to the extent required.

(jj) Board of Directors. The Company’s Board of Directors has validly established an audit committee, compensation committee, and nominations/corporate governance committee (collective, the “Committees”) with such composition (including independent) that satisfies the requirements of the rules and regulations of Nasdaq and the Board of Directors and such Committees have adopted a charter that satisfies the requirements of the rules and regulations of Nasdaq. Except as disclosed in the Registration Statement and the Prospectus, neither the Board of Directors nor the audit committee has been informed, nor is any director of the Company aware, of any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information.

(kk) No Integration. Neither the Company nor any of its Subsidiaries and their affiliates, nor any Person acting on its or their behalf has, directly or indirectly, has made any offer or sale of any securities or solicited any offers to buy any security, or issued any securities, which are required or would cause such sale or offering to be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Underwriter pursuant to the Registration Statement.

(ll) Securities Taxes. No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable to any domestic or foreign taxing authority in connection with (i) the issuance, sale and delivery of the Securities to or for the account of the purchasers, and (ii) the purchase from the Company and the sale and delivery of the Securities to purchasers thereof.

(mm) Dividends and Distributions. No Subsidiary of the Company is currently prohibited or restricted, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s share capital or similar ownership interest, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

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(nn) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any domestic or foreign governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator, domestic or foreign, involving the Company, or any of its Subsidiaries is pending or, to the knowledge of the Company or its Subsidiaries, threatened.

(oo) Office of Foreign Assets Control. None of the Company, its Subsidiaries or any director, affiliate, officer, agent, or employee of the Company or any of its Subsidiaries, has conducted or entered into a contract to conduct any transaction with the governments or any subdivision thereof, residents of, or any entity based or resident in the countries that are currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”). None of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by OFAC (including but not limited to, the designation as a “specially designated national or blocked person” thereunder), the United Nations Security Council, or the European Union or any other applicable jurisdictions (collectively with OFAC, the “Sanction Laws and Regulations”) or is located, organized or resident in a country or territory that is the subject of OFAC-administered sanctions, including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria. The Company and/or its Subsidiaries will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person or entity, for the purpose of financing the activities of any Person that, at the time of such financing, is the subject of any sanctions administered by any of the Sanction Laws and Regulations.

(pp) Anti-Corruption. To the knowledge of the Company, neither the Company nor its Subsidiaries, or any director, officer, affiliate officer, agent, employee, or other Person associated with or acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that violates, violated or would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and any other applicable anti-bribery or anti-corruption rules or regulations (together with the FCPA, the “Anti-Corruption Rules”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value, directly or indirectly to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Anti-Corruption Rules. The Company, its Subsidiaries and their affiliates have conducted their businesses in compliance with the Anti-Corruption Rules and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(qq) No Immunity. None of the Company, its Subsidiaries or any of their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Malaysia, British Virgin Islands, Singapore, Cambodia, China, New York, Nevada or United States federal law, or any other law of a jurisdiction in which the Company or any of its Subsidiaries conducts business or owns properties (the “Law”). To the extent that the Company, its Subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its Subsidiaries waives or will waive such right to the extent permitted by Law and has consented to such relief and enforcement under New York law as provided under this Agreement.

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(rr) Free Transferability of Dividends or Distributions. Except as disclosed in the Registration Statement and the Prospectus, all dividends and other distributions declared and payable on the Common Stock may under current Law and regulations be paid to the holders of the Securities in United States dollars and may be converted into foreign currency that may be transferred out of the British Virgin Islands, Malaysia, Singapore or other applicable jurisdictions which governs the issuance and transfer of the securities of the Company or its Subsidiaries (“Applicable Foreign Countries”) in accordance with, and all such payments made to holders thereof or therein who are non-residents of the Applicable Foreign Countries will not be subject to income, withholding or other taxes under, the laws and regulations of the Applicable Foreign Countries, or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Applicable Foreign Countries or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Applicable Foreign Countries or any political subdivision or taxing authority thereof or therein.

(ss) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained or incorporated by reference into the Disclosure Materials has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(tt) Regulation M Compliance. The Company has not, and to its knowledge no one acting on the Company or its Subsidiaries’ behalf has, (i) taken, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Underwriter in connection with the Offering.

(uu) Transactions With Affiliates and Employees. Except as set forth in the Registration Statement and the Prospectus, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner.

(vv) Export and Import Laws. The Company and its Subsidiaries, and to the Company’s knowledge, each of its affiliates, and any director, officer, agent or employee of, or other Person associated with or acting on behalf of the Company or its Subsidiaries has acted at all times in compliance with applicable Export and Import Laws (as defined below) and there are no claims, complaints, charges, investigations or proceedings pending or expected or, to the knowledge of the Company, threatened between the Company or any of its Subsidiaries and any governmental authority under any Export or Import Laws. The term “Export and Import Laws” means the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act of 1979, as amended, the Export Administration Regulations, and all other laws and regulations of the United States government regulating the provision of services to non-U.S. parties or the export and import of articles or information from and to the United States of America, and all similar laws and regulations of any foreign government regulating the provision of services to parties not of the foreign country or the export and import of articles and information from and to the foreign country to parties not of the foreign country.

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(ww) Confidentiality and Non-Competition. To the Company’s knowledge, no director, officer, key employee or consultant of the Company or its Subsidiaries is subject to any confidentiality, non-disclosure, non-competition agreement or non-solicitation agreement with any employer or prior employer that could reasonably be expected to materially affect such Person’s ability to be and act in such individual’s respective capacity with the Company or its Subsidiaries or be expected to result in a Material Adverse Effect.

(xx) Emerging Growth Company. The Company is an “emerging growth company” as defined in Section 2(a)(19) of the Act.

(yy) Choice of Law. Except as disclosed in the Registration Statement and the Prospectus, the choice of law provision set forth in this Agreement constitutes a legal and valid choice of law under the Laws and will be honored by courts in the Applicable Foreign Countries, subject to compliance with relevant civil procedural requirements (that do not involve a re-examination of the merits of the claim) in the Applicable Foreign Countries. The Company has the power to submit, and pursuant to Section 15 of this Agreement, has legally, validly, effectively and submitted, to the personal jurisdiction of each of the New York Courts, and the Company has the power to designate, appoint and authorize, and pursuant to Section 15 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement or the Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 15 of this Agreement.

(zz) Lock-Up Period.

(i) Each Insider set forth in Schedule B (the “Lock-Up Parties”) has agreed, pursuant to an executed Lock-Up Agreement in the form attached hereto as Annex I, that for a period ending one hundred eighty (180) days after the Effective Date (the “Lock-Up Period”), each such person and their respective affiliated parties shall not offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of, directly or indirectly, any Securities or share capital of the Company, including Common Stock, or any securities convertible into or exercisable or exchangeable for such Securities or share capital, without the consent of the Underwriter, with certain exceptions. The Underwriter may consent to an early release from the applicable Lock-Up period if, in its opinion, the market for the Securities would not be adversely impacted by sales and in cases of financial emergency of a Lock-up Party.

(ii) The Company, on behalf of itself and any successor entity, has agreed that, without the prior written consent of the Underwriter, it will not, for a period ending one hundred eighty (180) days after the Effective Date, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of share capital of the Company or any securities convertible into or exercisable or exchangeable for shares of the Company, (2) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of the Company or any securities convertible into or exercisable or exchangeable for shares of the Company or (3) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of share capital of the Company, whether any such transaction described in clause (1), (2) or (3)  above is to be settled by delivery of shares of the Company or such other securities, in cash or otherwise. The restrictions contained in this Section 2(zz)(ii)  shall not apply   to (A) the Securities and the Underwriter Securities to be issued hereunder, (B) the issuance by the Company of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, provided that the Underwriter has been advised in writing of such issuance prior to the date hereof, (C) any registration statement on Form S-8, (D) the issuance of securities in connection with mergers, acquisitions, joint ventures, licensing arrangements or any other similar non-capital raising transactions provided such shares are not registered pursuant to a registration statement.

(iii) If the Underwriter, in its sole discretion, agrees to release or waive the restrictions set forth in the Lock-Up Agreements described in Section 2(zz)(i) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three (3) Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex II hereto through a major news service at least two (2) Business Days before the effective date of the release or waiver.

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3. Offering. Upon authorization of the release of the Securities by the Underwriter, the Underwriter intends to offer the Securities for sale to the public upon the terms and conditions set forth in the Prospectus.

4. Covenants of the Company. The Company acknowledges, covenants and agrees with the Underwriter that:

(a) The Registration Statement and any amendments thereto have been declared effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Underwriter of such timely filing.

(b) During the period beginning on the date hereof and ending on the later of the Firm Closing Date, Option Closing Date or such date as, in the reasonable opinion of Underwriter’s Counsel, the Prospectus is no longer required by law to be delivered (or in lieu thereof the notice referred to in Rule 173(a) under the Act is no longer required to be provided) in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the General Disclosure Package or the Prospectus, the Company shall furnish to the Underwriter and Underwriter’s Counsel for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriter reasonably objects within thirty-six (36) hours of delivery thereof to Underwriter’s Counsel. The term “General Disclosure Package” means, collectively, the Issuer Free Writing Prospectus (es) (as defined below) issued at or prior to the date hereof, the most recent preliminary prospectus related to this Offering, and the information included on Schedule A hereto.

(c) After the date of this Agreement, the Company shall promptly advise the Underwriter in writing of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any prospectus, the General Disclosure Package or the Prospectus, (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any prospectus, the General Disclosure Package, the Prospectus or any issuer free writing prospectus as defined in Rule 433 of the Regulations (the “Issuer Free Writing Prospectus”), or the initiation of any proceedings to remove, suspend or terminate from listing the Securities from any securities exchange upon which the Securities are listed for trading, or of the threatening of initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Act and will use its best efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).

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(d) During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Act as now in effect and as may be hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the General Disclosure Package, the Registration Statement and the Prospectus. If during such period any event or development occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriter or Underwriter’s Counsel to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) to comply with the Act, the Company will promptly notify the Underwriter and will promptly amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance. If at any time following the issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement or the Prospectus or would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances there existing, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) The Company will deliver to the Underwriter and Underwriter’s Counsel a copy of the Registration Statement, as initially filed, and all amendments thereto, including all consents and exhibits filed therewith, and will maintain in the Company’s files manually signed copies of such documents for at least five (5) years after the date of filing thereof. The Company will promptly deliver to the Underwriter such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, and all documents which are exhibits to the Registration Statement and any Preliminary Prospectus or Prospectus or any amendment thereof or supplement thereto, as the Underwriter may reasonably request. On the Business Day next succeeding the date of this Agreement, and from time to time thereafter, the Company will furnish to the Underwriter copies of the Prospectus in such quantities as the Underwriter may reasonably request.

(f) The Company consents to the use and delivery of the Preliminary Prospectus by the Underwriter in accordance with Rule 430 and Section 5(b) of the Act.

(g) If the Company elects to rely on Rule 462(b) under the Act, the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by the earlier of: (i) 10:00 P.M., Eastern time, on the date of this Agreement, and (ii) the time that confirmations are given or sent, as specified by Rule 462(b)(2), and pay the applicable fees in accordance with Rule 111 of the Act.

(h) The Company will use its best efforts, in cooperation with the Underwriter, at or prior to the time of effectiveness of the Registration Statement, to qualify the Securities for offering and sale under the securities laws relating to the offering or sale of the Securities of such jurisdictions as the Underwriter may reasonably designate and to maintain such qualifications in effect for so long as required for the distribution thereof.

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(i) The Company will make available (which includes filings pursuant to the Exchange Act made publicly through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system) to its security holders as soon as practicable, but in any event not later than fifteen (15) months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a twelve (12)-month period that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Regulations.

(j) Except with respect to (i) securities of the Company which may be issued in connection with an acquisition of another entity (or the assets thereof), (ii) the issuance of securities of the Company intended to provide the Company with proceeds to acquire another entity (or the assets thereof), or (iii) the issuance of securities under the Company’s stock option plans with exercise or conversion prices at fair market value (as defined in such plans) in effect from time to time, during the three (3) months following the closing of the Offering, the Company or any successor to the Company shall not undertake any public or private offerings of any equity securities of the Company (including equity-linked securities) without the prior written consent of the Underwriter, which shall not be unreasonably withheld.

(k) Following the later of the Firm Closing Date or the Option Closing Date (the “Final Closing Date”), any of the entities and individuals listed on Schedule B hereto (the “Lock-Up Parties”), without the prior written consent of the Underwriter, shall not sell or otherwise dispose of any securities of the Company, whether publicly or in a private placement, during the period that their respective lock-up agreements are in effect. The Company will deliver to the Underwriter the agreements of the Lock-Up Parties to the foregoing effect prior to the Closing Date, which agreements shall be substantially in the form attached hereto as Annex I.

(l) The Company will not issue press releases or engage in any other publicity without the Underwriter’s prior written consent, for a period ending at 5:00 P.M., Eastern time, on the first Business Day following the twenty-fifth (25th) day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business, or as required by law.

(m) The Company will apply the net proceeds from the sale of the Securities as set forth under the caption “Use of Proceeds” in the Prospectus. Without the prior written consent of the Underwriter, except as disclosed in the Registration Statement and the Prospectus, no proceeds of the Offering will be used to pay outstanding loans from officers, directors or shareholders or to pay any accrued salaries or bonuses to any employees or former employees   .

(n) The Company will use its best efforts to effect and maintain the listing of the Shares on Nasdaq for at least two (2) years after the Effective Date, unless such listing is terminated as a result of a transaction approved by the holders of a majority of the voting securities of the Company. If the Company fails to maintain such listing of its Shares on Nasdaq or other Trading Market, for a period of two (2) years from the Effective Date, the Company, at its expense, shall obtain and keep current a listing of such securities in the Standard & Poor’s Corporation Records Services or Mergent’s Industrial Manual, provided that Mergent’s OTC Industrial Manual is not sufficient for these purposes. “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Stock Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

(o) The Company will use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to each Closing Date, and to satisfy all conditions precedent to the delivery of the Securities.

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(p) The Company will not take, and will cause its Subsidiaries and affiliates not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of any of the Securities.

(q) The Company shall cause to be prepared and delivered to the Underwriter, at its expense, within two (2) Business Days from the date of this Agreement, an Electronic Prospectus to be used by the Underwriter in connection with the Offering. As used herein, the term “Electronic Prospectus” means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Underwriter, that may be transmitted electronically by the Underwriter to offerees and purchasers of the Securities for at least the period during which a Prospectus relating to the Securities is required to be delivered under the Act or the Exchange Act, (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate, and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Underwriter, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for online time).

(r) In the event that at any time prior to the Closing Date, the Company, any of its Subsidiaries or their respective affiliates shall enter into any transaction (including, without limitation, any merger, consolidation, acquisition, financing, joint venture or other arrangement) with any party introduced directly to the Company by the Underwriter, during such period, the Underwriter will be paid a transaction fee, payable at the closing thereof, equal to one percent (1.0%) of the consideration or value received by the Company and/or its shareholders.

(s) For a period of two (2) years after the date of this Agreement, at the Underwriter’s request, the Company shall furnish or make available to the Underwriter copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish or make available to the Underwriter: (i) a copy of each periodic report the Company shall be required to file with the Commission under the Exchange Act and the Exchange Act Regulations, (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company and filed or furnished on a Current Report on Form 8-K, (iii) a copy of each Current Report on Form 8-K prepared and filed by the Company, and (iv) five (5) copies of each registration statement filed by the Company under the Act. Documents filed with the Commission pursuant to its EDGAR system or otherwise filed with the Commission or made publicly available shall be deemed to have been delivered to the Underwriter pursuant to this Section 4(s).

(t) The Company shall maintain a transfer agent and registrar for the Common Stock.

(u) If at any time prior to the second anniversary of the Firm Closing Date (including the closing of the over-allotment option), the Company or any of its affiliates enter into any transaction (including, without limitation, any merger, consolidation, acquisition, financing, joint venture or other arrangement) (a “Future Transaction’) with any party introduced directly or indirectly to the Company by the Underwriter during its engagement under that certain letter agreement dated September 2, 2022 and to the second anniversary of the Firm Closing Date (including the closing of the over-allotment option), the Underwriter will be paid at closing thereof a transaction fee equal to a percentage of the consideration or value received by the Company and/or its stockholders as follows:

5% of the first $1,000,000;

4% of the next $1,000,000;

3% of the next $1,000,000;

2% of the next $1,000,000, and

1% of all amounts in excess of $4,000,000

For clarity, the Company will pay the Underwriter the aforementioned transaction fee even though the consummation of the Future Transaction resulted not directly from the Underwriter’s initial introduction, but indirectly from a chain of introductions initiated by the Underwriter’s introduction.

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5. Representations and Warranties of the Underwriter. The Underwriter represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission, provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectus included in Schedule C. Any such free writing prospectus consented to by the Underwriter is herein referred to as a “Permitted Free Writing Prospectus.” The Underwriter represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

6. Consideration; Payment of Expenses.

(a) In consideration of the services to be provided for hereunder, the Company shall pay to the Underwriter or its designee(s) the following compensation (or pro rata portion thereof, if applicable) with respect to the Securities purchased from the Company in this Offering:

(i) an underwriting discount equal to seven and five tenths percent (7.5%) of the aggregate gross proceeds (inclusive of the Over-allotment Option to purchase the Additional Shares) raised in the Offering;

(ii) a corporate finance fee equal to one and five tenths percent (1.0%) of the gross proceeds of the Offering (the “Non-accountable Expense Allowance”);

(iii) an accountable expense allowance of up to one hundred seventy-five thousand dollars ($175,000), of which [one hundred thirty thousand dollars ($105,000)] has been paid to the Underwriter as an advance against accountable expenses; and

(iv) the Company shall grant to the Underwriter or its designated affiliates the Underwriter Warrants.

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(b) In compliance with FINRA Rule 5110(e)(1), the Underwriter Warrants and the Warrant Shares will be locked up for one hundred eighty (180) days beginning on the date of commencement of sales of the Offering and will expire five (5) years after the commencement of sales of the Offering, subject to certain exceptions as set forth in FINRA Rule 5110(e)(2). The Underwriter Warrants will be exercisable at a price equal to one hundred twenty-five percent (125%) of the public offering price of each Firm Share in connection with the Offering. The Underwriter Warrants shall not be redeemable. The Company will register the Warrant Shares under the Act and will file all necessary undertakings in connection therewith. The Underwriter Warrants and the Warrant Shares shall not be sold during the Offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any Person for a period of one hundred eighty (180) days beginning on the date of commencement of sales of the Offering (“Underwriter Lock-Up Period”), except that they may be exercised, assigned or transferred to any member participating in the Offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction for the remainder of the time period. For further clarification, the Underwriter will have the option to transfer, assign or exercise the Underwriter Warrant at any time including during the Underwriter Lock-Up Period, provided that the Warrant Shares issued pursuant to such exercise are not transferred and will be subject to the lock-up during the Underwriter Lock-Up Period. The Underwriter Warrants may be exercised as to all or a lesser number of the Warrant Shares, and will provide for cashless exercise and contain provisions for one demand registration of the sale of the Warrant Shares at the Company’s expense, an additional demand registration at the Underwriter Warrants holder’s expense provided such demand registration rights will not be greater than five (5) years from the commencement of sales of the Offering in compliance with FINRA Rule 5110(g)(8)(C), and unlimited “piggyback” registration rights for a period of five (5) years from the commencement of sales of the Offering at the Company’s expense. The Underwriter Warrants shall further provide for adjustment in the number and price of such warrants (and Warrant Shares) in the event of recapitalization, merger or other structural transaction to prevent dilution.

(c) The Underwriter reserves the right to reduce any item of compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that the Underwriter’ aggregate compensation is in excess of FINRA Rules or that the terms thereof require adjustment.

(d) Whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the Offering, including the following:

(i) all expenses in connection with the preparation, printing, formatting for EDGAR and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus, and any and all amendments and supplements thereto, and the mailing and delivering of copies thereof to the Underwriter and dealers;

(ii) all fees and expenses in connection with filings with FINRA’s Public Offering System;

(iii) all fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and the Offering;

(iv) all reasonable expenses in connection with the qualifications of the Securities for offering and sale under state or foreign securities or blue sky laws;

(v) all fees and expenses in connection with listing the Securities on a national securities exchange;

(vi) all reasonable travel expenses of the Company’s officers, directors and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Securities;

(vii) all fees and expenses in connection with any “due diligence” meetings;

(viii) all the road show expenses incurred by the Company;

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(ix) any stock transfer taxes or other taxes incurred in connection with this Agreement or the Offering;

(x) the costs associated with book building, prospectus tracking and compliance software and the cost of preparing certificates representing the Securities;

(xi) the cost and charges of any transfer agent or registrar for the Securities;

(xii) any reasonable costs and expenses incurred in conducting background checks of the Company’s officers and directors by a background search firm acceptable to the Underwriter, not to exceed $15,000;

(xiii) the costs associated with bound volumes and mementos in such quantities as the Underwriter may reasonably request, not to exceed $2,500; and

(xiv) fees and expenses of the Underwriter’s legal counsel, not to exceed $75,000.

(e) It is understood, however, that except as provided in this Section 6, and Sections 8, 9 and 12(d) hereof, the Underwriter will pay all of its own costs and expenses. Notwithstanding anything to the contrary in this Section 6, in the event that this Agreement is terminated pursuant to Section 12(b) hereof, or subsequent to a Material Adverse Effect, the Company will pay, less any advances previously paid which as of the date hereof is $[105,0001] (the “Advance”) , including $80,000 as an advance to be applied towards the accountable expenses allowance and $50,000 paid at the time the Company filed its Registration Statement with the Commission. On the Firm Closing Date, the Company shall pay the Underwriter $45,000 such that as of the Firm Closing Date the Company shall have paid the Underwriter a total of no more than $175,000 in respect of such accountable expenses pursuant to this Section 6(e). All documented out-of-pocket expenses of the Underwriter (including, but not limited to, fees and disbursements of Underwriter’s Counsel and reasonable and accountable travel) incurred in connection herewith which shall be limited to expenses which are actually incurred as allowed under FINRA Rule 5110 and in any event, the aggregate amount of such expenses to be reimbursed by the Company shall not exceed $175,000, including the Advances. To the extent that the Underwriter’s out-of-pocket expenses are less than the Advance, the Underwriter will return to the Company that portion of the Advances not offset by actual expenses in accordance with FINRA Rule 5110(g)(4)(A).

7. Conditions of Underwriter’s Obligations. The obligations of the Underwriter to purchase and pay for the Firm Shares and any Additional Shares as provided herein shall be subject to: (i) the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of each Closing Date, (ii) the absence from any certificates, opinions, written statements or letters furnished to the Underwriter or to Underwriter’s Counsel pursuant to this Section 7 of any misstatement or omission, (iii) the performance by the Company of its obligations hereunder, and (iv) each of the following additional conditions.

(a) The Registration Statement shall have become effective and all necessary regulatory and listing approvals shall have been received not later than 5:30 P.M., Eastern time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Underwriter. If the Company shall have elected to rely upon Rule 430A under the Act, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with the terms thereof and a form of the Prospectus containing information relating to the description of the Securities and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period; and, at or prior to the Closing Date and the actual time of the Closing, no stop order suspending the effectiveness of the Registration Statement or any part thereof, or any amendment thereof, nor suspending or preventing the use of the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; all requests of the Commission for additional information (to be included in the Registration Statement, the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Underwriter’s satisfaction.

1 Confirm payment amount.

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(b) The Underwriter shall not have reasonably determined, and advised the Company, that the Registration Statement, the General Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the Underwriter’s reasonable opinion, is material, or omits to state a fact which, in the Underwriter’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(c) The Underwriter shall have received legal opinions, in form and substance reasonably satisfactory to the Underwriter and Underwriter’s Counsel, dated as of each Closing Date and addressed to the Underwriter, from (i) [Loeb & Loeb LLP], U.S. legal counsel for the Company, which shall include a written opinion and 10b-5 statement, and (ii) [Julius Leonie Chai], Malaysia counsel to the Company, with respect to matters governed by Malaysian law.

(d) The Underwriter shall have received a certificate from the Chief Executive Officer and Chief Financial Officer of the Company, dated as of each Closing Date, to the effect that: (i) the conditions set forth in subsection (a) of this Section 7 have been satisfied, (ii) as of the date hereof and as of each Closing Date, the representations and warranties of the Company set forth in Section 2 hereof are accurate, (iii) as of such Closing Date, all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iv) except as disclosed in the Registration Statement or the Prospectus, the Company and its Subsidiaries have not sustained any material loss or interference with its businesses, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (v) no stop order suspending the effectiveness of the Registration Statement or any amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission, (vi) there are no pro forma or as adjusted financial statements that are required to be included in the Registration Statement and the Prospectus pursuant to the Regulations which are not so included, and (vii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any Material Adverse Effect or any development involving a prospective Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

(e) On each Closing Date, the Underwriter shall have received a certificate of the Company signed by a duly authorized executive officer of the Company, dated the applicable Closing Date certifying: (i) that each of the Charter Documents is true and complete, has not been modified and is in full force and effect, (ii) that the resolutions of the Company’s Board of Directors relating to the Offering are in full force and effect and have not been modified, (iii) the good standing of the Company and its Subsidiaries, and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(f) On the date of this Agreement and on each Closing Date, the Underwriter shall have received a “comfort” letter from Audit Alliance LLP as of each such Closing Date, addressed to the Underwriter and in form and substance satisfactory to the Underwriter and Underwriter’s Counsel, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and all applicable Regulations, and stating, as of such date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five (5) days prior to such date), the conclusions and findings of such firm with respect to the financial information and other matters relating to the Registration Statement covered by such letter.

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(g) Subsequent to the execution and delivery of this Agreement and prior to each Closing Date, or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the share capital, short-term debt or long-term debt of the Company or any of its Subsidiaries, or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the management, financial position, business, condition (financial or otherwise), results of operations or prospects, shareholders’ equity, or properties of the Company and its Subsidiaries, including but not limited to the occurrence of any fire, flood, storm, explosion, accident, act of war or terrorism or other calamity, the effect of which, in any such case described above, is, in the reasonable judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the sale of Securities or Offering as contemplated hereby.

(h) The Underwriter shall have received a lock-up agreement from each Lock-Up Party, duly executed by the applicable Lock-Up Party, in each case substantially in the form attached as Annex I.

(i) The Securities are registered under the Exchange Act and, as of the Closing Date, the Securities shall be listed and admitted and authorized for trading on Nasdaq and satisfactory evidence of such action shall have been provided to the Underwriter. The Company shall have taken no action designed to terminate, or likely to have the effect of terminating, the registration of the Securities under the Exchange Act or delisting or suspending the Securities from trading on Nasdaq, nor will the Company have received any information suggesting that the Commission or Nasdaq is contemplating terminating such registration or listing. The Firm Shares and the Additional Shares shall be DTC eligible.

(j) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(k) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of each Closing Date, prevent the issuance or sale of the Securities, and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the applicable Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(l) The Company shall have furnished the Underwriter and Underwriter’ Counsel with such other certificates, opinions or documents as they may have reasonably requested.

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8. Indemnification.

(a) The Company agrees to indemnify and hold harmless the Underwriter its affiliates and each of its and their respective directors, officers, members, employees, representatives and agents and each Person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”), against any losses, liabilities, claims, damages and expenses whatsoever, as incurred (including but not limited to reasonable attorneys’ fees and any and all reasonable expenses whatsoever, incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which Underwriter Indemnified Parties or any of the Underwriter Indemnified Party may become subject under the Act, the Exchange Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon: (i) an untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Regulations, any Preliminary Prospectus, the General Disclosure Package, the Disclosure Materials, the Prospectus, or any amendment or supplement to any of them or (B) any Issuer Free Writing Prospectus or any Marketing Materials, including any road show or investor presentations made to investors by the Company (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse such Underwriter Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigations or defending against such losses, liabilities, claims, damages or expenses (or actions in respect thereof); or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iii) in any application or other document or written communication executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, Nasdaq or any other national securities exchange; in whole or in part upon any failure of the Company to perform its obligations hereunder; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, liability, claim, damage or expense incurred by it that are finally judicially determined (and not subject to any right of appeal) to have resulted from the fraud, gross negligence, willful misconduct or bad faith of the Underwriter Indemnified Party, and in any such event, any expenses advanced by the Company to such Underwriter Indemnified Party with respect to the foregoing shall be reimbursed.

(b) The Underwriter agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other Person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever, as incurred (including but not limited to reasonable attorneys’ fees and any and all reasonable expenses whatsoever, incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Underwriter), insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) are finally judicially determined (and not subject to any right of appeal) to have resulted from the fraud, gross negligence, willful misconduct or bad faith of the Underwriter.

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(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing thereof (but the failure to so notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 8 to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it so notifies an indemnifying party thereof, the indemnifying party will be entitled to participate at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless: (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action; (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of the claim or the commencement of the action; (iii) the indemnifying party does not diligently defend the action after assumption of the defense; or (iv) such indemnified party or parties shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party, or any of them, in conducting the defense of any such action or there may be legal defenses available to it or them which are different from or additional to those available to any of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties and shall be paid as incurred. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) of the indemnified party or parties unless such separate representations are required under applicable ethics rules that govern the representations of the indemnified party or parties by such legal counsel. In the case of any separate firm for the Underwriter and such control Persons and affiliates of any Underwriter, such firm shall be designated in writing by the Underwriter. In the case of more than one separate firm (in addition to any local counsel) for the Company, and such directors, officers and control Persons of the Company, such firm shall be designated in writing by the Company. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 8 or Section 9 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (A)  such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (B)  the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

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9. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriter shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from Persons, other than the Underwriter, who may also be liable for contribution, including Persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company), as incurred, to which the Company and the Underwriter may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the Offering and sale of the Securities or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriter shall be deemed to be in the same proportion as (A) the total proceeds from the Offering (net of underwriting discount and commission but before deducting  expenses) received by the Company bears to (B)  the underwriting discount and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose, if more than underwriter) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9: (i) the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts applicable to the Securities underwritten by it and distributed to the public and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Act) shall be entitled to contribution from any Person who was not guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Act). For purposes of this Section 9, each Person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriter, and each Person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii)  of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise.

10. Survival of Representations and Agreements. All representations, warranties, covenants and agreements of the Company and the Underwriter contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, including, without limitation, the agreements contained in Sections 6, 14 and 15, the indemnity agreements contained in Section 8 and the contribution agreements contained in Section 9, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling Person thereof or by or on behalf of the Company, any of its officers or directors or any controlling Person thereof, and shall survive delivery of and payment for the Securities to and by the Underwriter. The representations and warranties contained in Section 2 and Section 5 and the covenants and agreements contained in Sections 4, 6, 8, 9, 14 and 15 shall survive any termination of this Agreement, including termination pursuant to Section 12. For the avoidance of doubt, in the event of termination, the Underwriter will receive only out-of-pocket accountable expenses actually incurred subject to the limit in Section 12(d) below, in compliance with FINRA Rules 5110.

11. [Reserved]

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12. Effective Date of Agreement; Termination.

(a) This Agreement shall become effective upon the later of: (i) receipt by the Underwriter and the Company of notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. Notwithstanding any termination of this Agreement, the provisions of this Section 12 and of Sections 1, 4, 6, 8, 9, 14 and 15 shall remain in full force and effect at all times after the execution hereof to the extent they are in compliance with FINRA Rule 5110.

(b) The Underwriter shall have the right to terminate this Agreement at any time prior to the consummation of the Closing if: (i) any domestic or international event or act or occurrence has materially disrupted, or in the reasonable opinion of the Underwriter will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (ii) trading on the New York Stock Exchange or the Nasdaq Stock Market has been suspended or made subject to material limitations, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, on the NYSE Euronext or the Nasdaq Stock Market or by order of the Commission, FINRA or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or any material disruption in commercial banking or securities settlement or clearance services has occurred; or (iv) (A) there has occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States, Malaysia, or Singapore or there is a declaration of a national emergency or war by the United States, Malaysia or Singapore, or (B) there has been any other calamity or crisis or any change in political, financial or economic conditions, if the effect of any such event in clauses (A) or (B) above,  in the reasonable judgment of the Underwriter, is so material and adverse that such event makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares on the terms and in the manner contemplated by the Prospectus.

(c) Any notice of termination pursuant to this Section 12 shall be in writing and delivered in accordance with Section 13.

(d) If this Agreement shall be terminated pursuant to any of the provisions hereof (other than pursuant to Section 12(b) hereof), or if the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriter set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Underwriter, reimburse the Underwriter for only those documented out-of-pocket expenses (including the reasonable fees and expenses of their counsel), actually incurred by the Underwriter in connection herewith as allowed under FINRA Rule 5110 less any amounts previously paid by the Company); provided, however, that all such expenses, including the costs and expenses set forth in Section 6(d) which were actually paid, shall not exceed $150,000 in the aggregate, including any advances.

13. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

(a) if sent to the Underwriter, shall be mailed, delivered, or emailed, to:

Network 1 Financial Securities, Inc.

2 Bridge Avenue, Suite 241

Red Bank, NJ 07701

Attention: Adam Pasholk, Managing Director

Email: adampasholk@netw1.com

with a copy to Underwriter’s Counsel at:

Lewis Brisbois Bisgaard & Smith LLP

2020 West El Camino Avenue, Suite 700

Sacramento, CA 95833

Attention: John P. Yung

Email:john.yung@lewisbrisbois.com

(b) if sent to the Company, shall be mailed, delivered, or emailed, to the Company with a copy to its counsel, at the addresses set forth in the Registration Statement.

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14. Parties; Limitation of Relationship. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriter, the Company and the controlling Persons, directors, officers, employees and agents referred to in Sections 8 and 9 hereof, and their respective successors and assigns, and no other Person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and such Persons and their respective successors and assigns, and not for the benefit of any other Person. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Securities from the Underwriter.

15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the conflict of laws principles thereof. Each of the parties hereto hereby submits to the exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York (each, a “New York Court”) in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto irrevocably waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in the New York Courts, and irrevocably waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints [Cogency Global Inc., 122 East 42nd St 18th Floor, New York, NY 10168] as its authorized agent (the “Authorized Agent”) in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Company in any such suit or proceeding. The Company further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of three years from the date of this Agreement.

16. Entire Agreement. This Agreement, together with the schedules and annexes attached hereto and as the same may be amended from time to time in accordance with the terms hereof, contains the entire agreement among the parties hereto relating to the subject matter hereof and there are no other or further agreements outstanding not specifically mentioned herein. This Agreement supersedes any prior agreements or understandings among or between the parties hereto.

17. Severability. If any term or provision of this Agreement or the performance thereof shall be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be valid and enforceable to the fullest extent permitted by law.

18. Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

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19. Waiver. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver may be sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

20. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriter is acting solely as Underwriter in connection with the offering of the Company’s Securities. The Company further acknowledges that the Underwriter is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s-length basis and in no event do the parties intend that the Underwriter act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other Person in connection with any activity that the Underwriter may undertake or have undertaken in furtherance of the offering of the Company’s Securities, either before or after the date hereof. The Underwriter hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company hereby further confirms its understanding that the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering contemplated hereby or the process leading thereto, including, without limitation, any negotiation related to the pricing of the Securities; and the Company has consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the Offering. The Company and the Underwriter agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriter to the Company regarding such transactions, including but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or other electronic transmission shall constitute valid and sufficient delivery thereof.

22. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

23. Time is of the Essence. Time shall be of the essence of this Agreement.

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If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement among us.

Very truly yours,

EvoAir Holdings Inc.

By:

Name:

Title:

Accepted by the Underwriter,
as of the date first written above:

Network 1 Financial Securities, Inc.

By:

Name:

Title:

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Closing Securities	Closing Purchase Price
Network 1 Financial Securities, Inc.

Total

SCHEDULE B

Lock-Up Parties

SCHEDULE C

Free Writing Prospectuses

Annex I

Lock-Up Agreement

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Annex II

Lock-Up Agreement

Form of Press Release

EvoAir Holdings Inc.

[Date]

EvoAir Holdings Inc. (the “Company”) announced today that Network 1 Financial Securities, Inc., acting as representative for the underwriters in the Company’s recent public offering of _______ shares of the Company’s common stock, is [waiving] [releasing] a lock-up restriction with respect to _________ shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on _________, 20___, and the shares may be sold on or after such date.

This press release is not an offer or sale of the securities in the United States or in any other jurisdiction where such offer or sale is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act of 1933, as amended.

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